Exhibit 10.7

FIRST AMENDMENT TO

THE AMENDED AND RESTATED OPERATING AGREEMENT

OF

KUKUI’ULA DEVELOPMENT COMPANY (HAWAII), LLC

This First Amendment to the Amended and Restated Operating Agreement of Kukui’ula Development Company (Hawaii), LLC (the “Company”), is entered into as of September 28, 2010, by and between KDC, LLC, a Hawaii limited liability company (“KDC”), and DMB KUKUI’ULA LLC, an Arizona limited liability company (“DMB”).

KDC and DMB entered into the Amended and Restated Operating Agreement of the Company dated as of May 1, 2009 (the “Operating Agreement”).

KDC and DMB hereby agree to amend the Operating Agreement as follows:

1.                                      Section 2.3(d) is amended to read as follows:

(d)                                 In the event the Company is required to make any payments pursuant to the Guaranty (Collateral Support Agreement) dated September 28, 2010 made by the Company in favor of KDC or the two Guaranty Agreements dated September 28, 2010, made by the Company in favor of Bank of America, N.A., as Administrative Agent, to support loans made to Kukui’ula Village LLC, each Member shall contribute to the Company as Additional Capital Contributions 50% of any required payment.  Failure to make an Additional Capital Contribution required under this Section 2.3(d) within ten (10) days after the delivery of a Contribution Notice from any Representative setting forth the amount of the required contribution shall be a default hereunder, subject to the provisions of Section 2.4.

2.                                      A new Section 3.3 is added to read as follows:

3.3                               Lot 11 Distribution Adjustment.  In the event that Lot 11 or Lot 11C is sold or otherwise disposed of pursuant to the enforcement of mortgages dated September 28, 2010, in favor of Bank of America, N.A., as agent (“BofA”) granted by the Company as additional collateral to secure a $43,524,000 loan made to Kukui’ula Village LLC pursuant to the Amended and Restated Loan Agreement dated September 28, 2010 among Kukui’ula Village LLC, Bank of America, N.A. as Administrative Agent, and the lenders named therein (collectively the “Lenders”), then an amount equal to (i) 29% of the amount paid or credited on the indebtedness to the Lenders from the sale or other disposition of Lot 11 or Lot 11C, as applicable, shall be paid to KDC as follows:100% of distributions otherwise due to DMB will be distributed to KDC following the distributions pursuant to Section 3.1(c) and prior to distributions pursuant to Section 3.1(d) or following the distributions pursuant to Section 3.2(e) and prior to the distributions pursuant to Section 3.2(f) until such amount payable to KDC is paid or credited in full.  The foregoing priority distribution to KDC is based upon full funding of Supplemental, Preferred and Additional Capital Contributions by each Member with no Optional Capital Contributions paid by either Member.  If that is not the case, then in lieu of 29%, the actual percentage to be paid to KDC pursuant to the Sections listed above shall equal 50% minus the percentage calculated where (x) the numerator is equal to total Supplemental Capital, Additional Capital and Optional Capital Contributions paid by DMB and (y) the denominator is equal to total Supplemental Capital, Additional Capital and Optional Capital Contributions paid by both KDC and DMB”.

3.                                      Section 9.14 is amended by adding the definition of the following term:

“Lot 11C” means the 44.453 acre portion of Lot 11 of the Kukui’ula Large-Lot Subdivision Koloa (Makai), Koloa, Kauai, Hawaii being more particularly described in the mortgage dated September 28, 2010 granted by the Company in favor of Bank of America, N.A., as Administrative Agent.

Other defined terms herein shall have be defined as stated in the Operating Agreement.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

DMB KUKUI’ULA LLC,		MEMBERS:
an Arizona limited liability company		KDC, LLC,
By	DMB Associates, Inc.,	a Hawaii limited liability company
	an Arizona corporation	By	A & B Properties, Inc.
	Its Manager		a Hawaii corporation
Its Manager
By	/s/ Andrew Beams	By	/s/ Paul Hallin
Its EVP		Its Exec. Vice President

c/o DMB Associates, Inc.		By	/s/ Alyson J. Nakamura
7600 E. Doubletree Ranch Road, Suite 300		Its Secretary
Scottsdale, Arizona 85258
Fax No. (480) 367-9788		822 Bishop Street
Honolulu, Hawaii 96813
Fax No. (808) 525-6616